UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2015

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2015, the compensation committee of the board of directors (the “Board”) of NanoString Technologies, Inc. (the “Company”) approved 2014 non-equity incentive plan bonuses and 2015 base salaries for each of the Company’s named executive officers. For additional information, please see the section captioned “Executive Compensation” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 6, 2014, as supplemented on July 14, 2014.

Name	Title	2014 Non-Equity Plan Compensation	2015 Base Salary
R. Bradley Gray	President and Chief Executive Officer	$243,000	$475,000
James A. Johnson	Chief Financial Officer	130,240	362,000
Joseph M. Beechem	Senior Vice President of Research and Development	131,906	352,000

Mr. Gray, Mr. Johnson and Dr. Beechem are eligible to receive bonuses under the Company’s 2015 non-equity incentive plan of up to 70%, 50% and 45%, respectively, of their base salary. The 2015 performance goals for these officers are related to various corporate objectives, including continued revenue growth; expansion of cancer focus and development of related products; enablement and initiation of additional cancer-focused diagnostic collaborations; further establishing Prosigna clinical utility, expanded installed base and increased reimbursement; expansion of addressable market through the development and introduction of new products; achievement of cash position goals and other financial targets and additional stretch targets. Mr. Gray’s bonus is based solely on corporate goals. Bonuses for Mr. Johnson and Dr. Beechem are based 75% on corporate goals and 25% on individual goals.

Item 8.01	Other Events.

Effective as of the date of the Company’s 2015 annual meeting of stockholders, the Board, acting pursuant to the recommendation of its nominating and corporate governance committee, revised cash compensation levels for non-employee members serving as chairman of each of the Board’s audit committee, compensation committee and nominating and corporate governance committee, and established cash compensation levels for non-employee members serving on such committees.

The following table summarizes changes to non-employee director cash compensation approved by the Board. Except as identified below, the compensation of non-employee directors remains unchanged.

Position		Compensation
Audit Committee, Chairman	Revised Previous	$15,000 10,000
Compensation Committee, Chairman	Revised Previous	12,000 10,000
Nominating & Corporate Governance Committee, Chairman	Revised Previous	10,000 10,000
Audit Committee, Member	Revised Previous	7,500 —
Compensation Committee, Member	Revised Previous	6,000 —
Nominating & Corporate Governance Committee, Member	Revised Previous	5,000 —

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer

Date: February 12, 2015